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                                                                 Exhibit 10.25

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  INTRODUCTION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is entered into as of the 5th day of December, 1999 by and among BiznessOnline.com, Inc., a Delaware corporation (the "Parent"), BOL Acquisition Co. II, Inc., a New York corporation ("BOL"), (the Parent and BOL are sometimes collectively referred to herein as the "Buyer") Telesupport, Inc., a New York corporation, (the "Company"), and Joseph Sullivan and Bruce Becker, the holders of all of the issued and outstanding shares of capital stock of the Company (the "Stockholders").

                                   BACKGROUND

A. The Parent, BOL and the Company intend to effect a merger of the Company into BOL in accordance with this Agreement and the New York Business Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and BOL will continue to exist as the surviving corporation of the Merger.

B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization for such purposes.

C. This Agreement has been adopted and approved by the respective boards of directors of the Parent, BOL and the Company, and the shareholders of BOL and the Stockholders have each unanimously approved this Agreement by written consent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual and dependent promises and the representations and warranties hereinafter contained, the parties hereto agree as follows:

SECTION 1         DESCRIPTION OF THE MERGER TRANSACTION.

         1.1 MERGER OF THE COMPANY INTO BOL. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in SECTION 1.2), the Company shall be merged with and into BOL, and the separate existence of the Company shall cease.

         1.2 EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") shall occur at the time a properly executed certificate of merger for the merger of the Company into BOL, conforming to the requirements of the New York Business Corporation Law (the "Merger Certificate") shall be delivered and accepted for filing by the Secretary of State for New York. At the Effective Time, the Company shall be merged with and into BOL in accordance with the Merger Certificate and the separate existence of the Company shall cease and BOL shall continue as the surviving corporation (the "Surviving Corporation").

         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time:

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                  (a) The Certificate of Incorporation of BOL shall become the
Certificate of Incorporation of the Surviving Corporation; and, subsequent to the Effective Time, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law.

                  (b) The bylaws of BOL shall become the bylaws of the Surviving Corporation; and, subsequent to the Effective Time, such bylaws shall be the bylaws of the Surviving Corporation until they shall thereafter be duly amended.

                  (c) The Board of Directors of the Surviving Corporation shall be set forth on EXHIBIT 1.3 hereto and shall hold office subject to the provisions of the laws of the Surviving Corporation's state of incorporation and of the Certificate of Incorporation and bylaws of the Surviving Corporation.

                  (d) The officers of the Surviving Corporation shall be set forth on EXHIBIT 1.3 hereto, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and bylaws of the Surviving Corporation, until his or her successor is elected and qualified.

         1.4 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New York Business Corporation Law. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of BOL shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the Company shall be merged with and into BOL, and BOL, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of the Company shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company and BOL shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and BOL; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the Company and BOL, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and BOL and any claim existing, or action or proceeding pending, by or against the Company or BOL may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or BOL shall be impaired by the Merger, and all debts, liabilities and duties of the Company and BOL shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.5      MERGER CONSIDERATION; CONVERSION OF  SHARES.


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                  (a) As of the Effective Time, all of the shares of capital stock of the Company, no par value per share ("Company Stock"), issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be automatically converted to, in the aggregate, that number of shares of common stock of the Parent, par value $.01 per share ("Parent Stock") equal to $3,000,000 divided by the average NASDAQ National Market price (as defined below) of the Parent's common stock for the twenty (20) business days ending on the second business day immediately preceding the Closing date (the "Merger Consideration").

                  (b) The "average NASDAQ National Market price" shall mean the average of the closing sales prices or, in case no such reported sale takes place on any given day, the average of the reported closing bid and asked prices for such day. In either case, the prices would be as reported by The Nasdaq Stock Market, Inc.

         1.6      DELIVERY OF MERGER CONSIDERATION/ESCROW OF SHARES/SET-OFF.

                  (a) At the Closing, the Stockholders shall deliver their certificate(s) representing all outstanding shares of Company Stock to counsel for the Parent to hold in escrow until the Effective Time. At the Effective Time, the Stockholders shall receive, pro rata, the aggregate Merger Consideration set forth in SECTION 1.5 above provided, however, that a number of shares of Parent Stock included in the aggregate Merger Consideration with a value of $1,125,000 (the "Escrow Shares") shall be delivered into escrow with the Parent's counsel (the "Escrow Agent") of which (i) $1,000,000 shall be held for a period of one year from the Closing Date and (ii) $125,000 shall be held for a period of two years from the Closing Date, all pursuant to the Escrow Agreement attached hereto as EXHIBIT 1.6. In addition to all other rights and remedies of the Parent, BOL and the Surviving Corporation for breach by the Company or the Stockholders of the representations and warranties of the Company and the Stockholders herein, both at law and in equity, the Parent shall have the right to set-off against the Escrow Shares for any claims of the Parent or the Surviving Corporation arising under the indemnity provisions of SECTION 12 below (pending resolution of such claims as provided in Section 13.6 below) and in accordance with the Escrow Agreement. Such right of setoff shall be in addition to the Parent or BOL's right to seek damages or obtain any other remedy at law or in equity to which the Parent or BOL would be entitled by virtue of such breach.

                  (b) The Stockholders shall deliver to counsel for the Parent at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders or accompanied by duly executed stock powers, to hold in escrow until the Effective Time. The Stockholders shall cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to Company Stock or with respect to the stock powers accompanying any Company Stock.

                  (c) At the Effective Time, counsel for the Parent shall release the certificates representing shares of Company Stock to the Parent and such certificates shall be canceled. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company thereafter.


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                  (d) No certificates representing fractional shares of Parent
Stock shall be issued upon the surrender of certificates which, prior to the Effective Time, represented shares of Company Stock. In lieu of any such fractional shares, the Stockholders will be paid an amount in cash based on the average NASDAQ National Market Price (as defined above) of Parent Stock for the 20 business days ending on the second business day preceding the Closing Date.

       1.7 CLOSING. The closing of the Merger (the "Closing") shall occur on or before the tenth business day after satisfaction or waiver of all of the conditions set forth in SECTION 6 AND 7 hereof at the offices of Duffy & Sweeney, LLP, 300 Turks Head Building, Providence, Rhode Island 02903; at 10:00 a.m., or at such other place and time or date as may be mutually agreed upon by the parties hereto. The actual date of the Closing is referred to herein as the "Closing Date". At the Closing, the Parent, BOL and the Company shall take all actions necessary to effect the Merger (including filing the Merger Certificate which shall become effective at the Effective Time) and to effect the conversion and delivery of shares referred to in SECTION 1.6 hereof. Simultaneously with the Closing, BOL Acquisition Co. III, Inc., a wholly owned subsidiary of the Parent ("BOL III") shall purchase substantially all of the assets and assume certain liabilities of Telecon Communications Corp., a New York corporation ("Telecon").

SECTION 2 [INTENTIONALLY OMITTED]

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

       3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Parent and BOL to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Stockholders hereby jointly and severally make to the Parent and BOL the representations and warranties contained in this SECTION 3, which shall be true and correct as of the date hereof and as of the Closing Date.

       3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased and where such business is currently conducted or proposed to be conducted. The copies of the Certificate of Incorporation of the Company as amended to date, certified by the Secretary of New York and the bylaws certified by the Secretary of the Company and heretofore delivered to the Parent's counsel, are complete and correct, and no amendments thereto are pending. The stock records and minute books of the Company which have heretofore been delivered to the Parent's counsel are correct and complete. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns, operates or leases real property and in each other jurisdiction in which the failure to be so qualified or registered would have a material adverse effect on the properties, assets, business, financial condition and prospects of the Company.

       3.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in SCHEDULE 3.3, the Company has no direct or indirect subsidiaries and owns no securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Except as set forth in SCHEDULE 3.3, the Company does not own or have any direct or


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indirect interest in or control over any corporation, partnership, joint venture or entity of any kind. Except as set forth in Schedule 3.3, the Stockholders do not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind which is in the business of selling internet access service, web site design or hosting services, long distance or local telecommunications products or services, or any other business which is related to or could reasonably be beneficial to the operations of the Company, the Parent or BOL except for investments in publicly traded securities in which the Stockholder owns no more than 5% of the outstanding common stock of the issuer of such securities. For purposes of this Agreement, the term "subsidiary" means, with respect to any person, any corporation 20% or more of the outstanding voting securities of which, or any partnership, joint venture or other entity 20% or more of the total equity interest of which, is directly or indirectly owned by such person.

         3.4 CAPITAL STOCK. The total authorized capital stock of the Company consists solely of the shares listed on SCHEDULE 3.4. All of the issued and outstanding shares of the Company Stock are duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders as set forth in SCHEDULE 3.4, and all such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholders. No shares of the Company Stock are held in the treasury of the Company except as set forth on SCHEDULE 3.4. The Stockholders hold of record and own beneficially all of the Company Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, mortgages, pledges, liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Stockholders are a party to any option, warrant, or other contract or commitment that could require any Stockholder to sell, transfer, or otherwise dispose of any Company Stock (other than this Agreement). None of the Stockholders are a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Stock. SCHEDULE 3.4 contains a complete and correct listing of the stockholders of the Company at the date hereof, together with their residence addresses and the number and class of the capital stock of the Company owned by each such stockholder. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. The Company has never acquired any treasury stock except as set forth on
SCHEDULE 3.4.

         3.5      AUTHORITY OF THE COMPANY AND THE STOCKHOLDERS

         The Company and the Stockholders each have full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it or any of them pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by the Company's Board of Directors, and have been approved by the Stockholders by a unanimous written consent vote. This Agreement and each agreement,


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document and instrument to be executed and delivered by the Company or by the
Stockholders pursuant to or as contemplated by this Agreement (to the extent it contains obligations to be performed by the Company and/or the Stockholders) constitutes, or when executed, delivered and approved by the Company Stockholders will constitute, valid and binding obligations of the Company and/or the Stockholders, enforceable in accordance with their respective terms. The execution, delivery and performance by the Company and/or the Stockholders of this Agreement and each such other agreement, document and instrument:

                           (i) does not and will not violate any provision of the Certificate of Incorporation or bylaws of the Company;

                           (ii) except as otherwise indicated on SCHEDULE 3.5 hereto, does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any court, regulatory body, administrative agency or other approval, consent or waiver, or make any filing with, any federal, state, local or foreign governmental body, agency or official ("Governmental Entity") that has not been obtained or made; and

                (iii) except as otherwise indicated on SCHEDULE 3.5 hereto, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company and/or the Stockholders is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company, except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company, and would not result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company. Except as disclosed on SCHEDULE 3.5, there are no Stockholder agreements with respect to the ownership or operation of the Company, and any such agreements shall be terminated prior to the Closing.

       3.6        STATUS OF PROPERTY OWNED OR LEASED.

                  (a) REAL PROPERTY. SCHEDULE 3.6(a) lists and describes briefly all the real property owned or leased by the (the "Real Property").

                           (i) TITLE. Except as set forth on SCHEDULE 3.6(a), to the knowledge of the Stockholders, there are no unrecorded mortgages, deeds of trust, ground leases, security interests or similar encumbrances, liens, assessments, licenses, claims, rights of first offer or refusal, options, or options to purchase, or any covenants, conditions, restrictions, rights of way, easements, judgments or other encumbrances or matters affecting title to the Real Property. There are no leases, tenancies or occupancy rights of any kind affecting any of the Real Property.


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                           (ii) SECURITY INTERESTS. There is not now, nor, as a
         result of the consummation of the transactions contemplated hereby, will there be, any mortgages, deeds of trust, ground leases, security interests or similar encumbrances on the Real Property.

                           (iii) COMMISSIONS. There are no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity with respect to or on account of any of the Real Property, and no such fees, commissions or other compensation shall, by reason on any existing agreement, become due after the date hereof.

                           (iv) PHYSICAL CONDITION. Except as set forth on
         SCHEDULE 3.6(a), there is no material defect in the physical condition of any material improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telecommunication, utility, and sprinkler systems) therein, the roofs or the parking and loading areas (collectively, the "Improvements"). All of the Improvements located on or constituting a part of any of the Real Property, including, without limitation, the structural elements thereof, the mechanical systems therein, the roofs and the parking and loading areas are in generally good operating condition and repair.

                           (v) UTILITIES. The Company has not received any written notice of any termination or impairment of the furnishing of, or any material increase in rates for, services to any of the Real Property of water, sewer, gas, electric, telecommunication, drainage or other utility services, except ordinary and usual rate increases applicable to all customers (or all customers of a certain class) of a utility provider. The Company has not entered into any agreement requiring it to pay to any utility provider rates which are less favorable than rates generally applicable to customers of the same class as the Company.

                           (vi) COMPLIANCE. Except as set forth on SCHEDULE 3.6(a), the Company has not received any written notice from any municipal, state, federal or other governmental authority with respect to any violation of any zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulation issued in respect of any of the Real Property that has not been heretofore corrected, and except in either case as set forth in SCHEDULE 3.6(a) hereto.

                           (vii) GOVERNMENT AUTHORIZATIONS. The Company has not received any notice of any plan, study or effort by any Governmental Entity which would adversely affect the present use, zoning or value to the Company of any of the Real Property or which would modify or realign any adjacent street or highway in a manner materially adverse to the Company. All facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations, except where the failure to do so would not have a material adverse effect on the Company.


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                           (viii) ZONING. The Company has not received any
         notice of any zoning violations. All buildings and improvements situated on the Real Property were built pursuant to validly issued building permits. Certificates of occupancy were issued for all such structures as built, and all such structures have been maintained as built since such certificates were issued.

                           (ix) REAL PROPERTY TAXES. Except as set forth in said
         SCHEDULE 3.6(a), no special assessments of any kind (special, bond or otherwise) are or have been levied against any Real Property, or any portion thereof, which are outstanding or unpaid. Each property constituting part of the Real Property is assessed as a separate and distinct tax lot.

                           (x) SERVICE CONTRACTS. A complete list of all material existing service, management, supply or maintenance or equipment lease contracts and other contractual agreements affecting the Real Property or any portion thereof (the "Service Contracts") is set forth on SCHEDULE 3.6(a). All such Service Contracts are terminable upon no more than thirty (30) days written notice, at no cost, except as specified in SCHEDULE 3.6(a).

                  (b) PERSONAL PROPERTY. A list of each item of the machinery, equipment and other fixed assets owned or leased by the Company and/or Telecon having a fair market value of at least $10,000 (the "Equipment"), is contained in SCHEDULE 3.6(b) hereto. All of the Equipment and other machinery, equipment and personal property of the Company is located on the Real Property or used in the operation of the Company. Except as specifically disclosed in SCHEDULE 3.6(b) or in the Company Financial Statements (as hereinafter defined), the Company has good and marketable title to all of the personal property owned by it. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in any Schedule hereto or in the Financial Statements. The Financial Statements reflect all personal property of the Company, subject to dispositions and additions in the ordinary course of business consistent with this Agreement. Except as otherwise specified in
SCHEDULE 3.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company are in generally good repair, normal wear and tear excepted, have been well maintained, and conform in all material respects with all applicable ordinances, regulations and other laws.

        3.7       FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) The Company has delivered to the Parent the following financial statements, copies of which are attached hereto as SCHEDULE 3.7:

                           (i) Combined financial statements of the Company and Telecon for the fiscal year ended December 31, 1998, compiled by Washburn, Ellingwood, Sheeler & Thaisz utilizing the accrual method of accounting and certified by the Vice President of the Company as to the truth and accuracy of such financial statements with respect to the representations made in this Section 3.7 (the "Year End Company Financial Statements"); and


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                           (ii) Draft management prepared financial statements
       of the Company and Telecon as of September 30, 1999 (herein the "Company Balance Sheet Date") and statements of income, stockholders' equity and cash flows for the nine (9) months then ended, certified by the Vice President of the Company as to the truth and accuracy of such financial statements with respect to the representations made in this Section 3.7 (the "Interim Company Financial Statements", together with the Year-End Company Financial Statements, the "Company Financial Statements").

The Year-End Company Financial Statements have been prepared in accordance with GAAP based on the accrual method of accounting (except that the Interim Company Financial Statements are subject to normal year-end audit adjustments and do not include footnotes). The Interim Company Financial Statements have been prepared in accordance with GAAP based on the accrual method of accounting applied consistently in accordance with the Year End Company Financial Statements (except that the Interim Company Financial Statements are subject to normal year-end audit adjustments and do not include footnotes). The Company Financial Statements present fairly in all respects the financial condition of the Company at the dates of said statements and the results of their operations for the periods covered thereby.

                  (b) As of the Company Balance Sheet Date, the Company had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others or contingent liabilities arising prior to the Company Balance Sheet Date) of a type required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP except liabilities which are stated or adequately reserved for on the Company Financial Statements or reflected in Schedules furnished to Parent hereunder as of the date hereof.

                  (c) As of the date hereof, the Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent liabilities arising prior to the date hereof or the Closing, as the case may be) of a type required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP except liabilities
(i) stated or adequately reserved for on the appropriate Company Financial Statement or the notes thereto, (ii) reflected in Schedules furnished to Parent hereunder on the date hereof or (iii) incurred in the ordinary course of business of the Company consistent with prior practices.

         3.8      TAXES.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), in the amounts indicated on tax returns filed by the Company through the date hereof or in correspondence received from any federal, state, local or foreign government taxing authority, whether disputed or not (other than current taxes the liability for which is adequately


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reserved for on the financial statements provided to the Parent pursuant to
SECTION 3.7 hereof). The Company has no unpaid tax liability for prior tax years exceeding $25,000 and the Company and the Stockholders agree, jointly and severally, to indemnify and hold the Buyer and its officers, directors, agents and affiliates harmless from and against any liability for unpaid taxes of the Company and the Stockholders.

                  (b) Except as set forth in SCHEDULE 3.8, the Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. For every taxable period of the Company, the Company has delivered or made available to Parent complete and correct copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.
SCHEDULE 3.8 attached hereto sets forth all federal tax elections under the Internal Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to the Company or for which an application by the Company is pending.

                  (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting in writing or threatening to assert against the Company any deficiency or claim for additional Taxes or a claim that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not entered into a closing agreement pursuant to Section 7121 of the Code. The Stockholders have paid all taxes due and filed all tax returns relating to distributions from the Company as a "Subchapter S" corporation under the Code. Further, the Company has at all times maintained its status as a Subchapter S corporation under the Code, and the Company and the Stockholders will indemnify and hold harmless BOL and the Parent in respect of any liabilities, costs or other claims made upon the Buyer by the IRS or any other federal, state or local governmental entity in respect of any inadvertent termination of the Company's S Corporation status as a result of any actions by the Company or the Stockholders since inception of the Company and prior to Closing, including but not limited to any distributions, stock transfers, or other events that may terminate an S election under applicable sections of the Code in force at the time of any such event.

                  (d) Except as set forth in SCHEDULE 3.8 attached hereto, there has not been any audit of any tax return filed by the Company, no audit of any tax return of the Company is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 3.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) (i) The Company has not consented to have the provisions of Section 341(f)(2) of the Code applied to it, (ii) the Company has not agreed to, and has not been requested by any governmental authority to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise and (iii) the Company has never made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under Section 6662 of the Code. The Company has never had any liability for unpaid Taxes because it is a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, nor has it ever been required to file, a consolidated, combined or unitary tax return with any entity. The Company is not a party to any tax sharing agreement.

                  (f) The Company computes its federal taxable income under the cash basis method of accounting.

                  (g) For purposes of this SECTION 3.8, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         3.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company as of the respective balance sheet dates in the Company Financial Statements and all accounts receivable arising thereafter or hereafter to the Closing Date, arose or will arise from valid sales in the ordinary course of business. Except as set forth in SCHEDULE 3.9, the Company has no accounts or loans receivable in excess of $1,000 from any person, firm or corporation which is affiliated with the Company. For purposes hereof, "affiliate" means any Stockholder, or any business entity which controls, or is controlled by, or is under common control with the Company.

         3.10 INVENTORIES. The Company maintains less than $80,000 of inventory, all saleable in the ordinary course and stated in accordance with GAAP.

         3.11 ABSENCE OF CERTAIN CHANGES.

         Since December 31, 1998 through the date hereof, the Company has conducted its business only in the ordinary course and consistent with past practices and except as disclosed in SCHEDULE 3.11 there has not been:

                           (a) Any change that is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company taken as a whole (a "Material Adverse Change"); provided that a Material Adverse Change does not include the impact of any of the following: (A) changes in applicable law of general applicability or the implementation thereof; (B) actions taken by the Company with the express written consent of the Buyer; (C) circumstances affecting the Internet access, long distance telephone, natural gas sales and related business generally; and (D) the effects of the transactions contemplated by this Agreement;

                           (b) Except for the endorsement of checks in the ordinary course of business, any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right or claim of, the Company except for the cancellation or compromise of accounts receivable in the ordinary course of the Company's business not exceeding an aggregate of $15,000;

                           (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date except for liens permitted by any current agreement of the Company with respect to borrowed money;

                           (d) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any capital assets of the Company costing more than $25,000;

                           (e) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the properties, assets or business of the Company;

                           (f) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock, any issuance or sale of any securities convertible into or exchangeable for debt or equity securities of the Company or any grant, issuance or exercise of options, warrants, subscriptions, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of any shares of capital stock of any class or other equity interests of the Company;

                           (g) Any claim of unfair labor practices asserted against the Company; any change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than customary merit or cost of living increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors; any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director or employee of the Company except for employment arrangements providing for salary or wages of less than $20,000 per annum and any oral agreement terminable at will by the Company;

                           (h) Any change with respect to the officers or senior management of the Company, or any grant of any severance or termination pay to any officer or employee of the Company;

                           (i) Any payment or discharge of a material lien or liability of the Company which was not shown on the Company Financial Statements or incurred in the ordinary course of business thereafter;

                           (j) Any obligation or liability incurred by the Company to any of its officers, directors or stockholders, or any loans or advances made by the Company to any of its officers, directors, stockholders, except normal compensation and expense allowances payable to officers or employees;

                           (k) Any change in accounting methods or practices other than to comply with new accounting pronouncements, credit practices or collection policies used by the Company;

                           (l) Any other material transaction entered into by the Company other than transactions in the ordinary course of business; or

                           (m)Any agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require the Company to take any of the actions specified in paragraphs
         (i) through (xii) above.

         3.12 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are described in SCHEDULE 3.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the names in which the accounts are held, the account number, and the name of each person, corporation, firm or other entity authorized in respect thereof.

         3.13 PATENTS, TRADE NAMES, TRADEMARKS, COPYRIGHTS AND PROPRIETARY RIGHTS. All patents, patent applications, trademark registrations, trademark registration applications, copyright registrations, copyright registration applications and all material trade names, trademarks, copyrights and other material proprietary rights owned by or licensed to the Company or used in its respective business as presently conducted (the "Proprietary Rights") are listed in SCHEDULE 3.13 attached hereto. All of the material patents, registered trademarks and copyrights of the Company and all of the material patent applications, trademark registration applications and copyright registration applications of the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on said schedule. Except as set forth in SCHEDULE 3.13: (a) use of said patents, trade names, trademarks, copyrights or other proprietary rights in the ordinary course of business as presently conducted does not require the consent of any other person and (b) the Company has sufficient title or adequate rights or licenses to use all material patents, trade names, trademarks, copyrights, or other proprietary rights used by it in its business as presently conducted free and clear of any attachments, liens, encumbrances or adverse claims. The Company has not received written notice that its present or contemplated activities or products infringe any such patents, trade names, trademarks or other proprietary rights of others. Except as set forth in SCHEDULE 3.13: (i) no other person has an interest in or right or license to use, or the right to license others to use, any of said patents, patent applications, trade names, trademarks, copyrights or other proprietary rights; (ii) there are no written claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof; (iii) none of the patents, trade names, trademarks, copyrights or other proprietary rights listed in said schedule is subject to any outstanding order, decree, judgment or stipulation, or is being infringed by others; and (iv) no proceeding charging the Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or is threatened to be filed.

         3.14 TRADE SECRETS AND CUSTOMER LISTS. The Company has the right to use in the ordinary course of its business as presently conducted, free and clear of any claims or rights of others, all trade secrets, inventions, customer lists and secret processes required for or incident to the manufacture or marketing of all products presently sold, manufactured, licensed, under development or produced by it, including products licensed from others. Any payments required to be made by the Company for the use of such trade secrets, inventions, customer lists and secret processes are described in SCHEDULE 3.14. The Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or any of the predecessors of the Company.

         3.15 CONTRACTS.

                  (a) Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 3.15 (complete and accurate copies of which have been delivered to the Parent), the Company is neither a party to nor subject to:

                           (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                           (ii) any employment contract or contract for services which requires the payment of $50,000 or more annually or which is not terminable within thirty (30) days by the Company without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

                           (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $25,000 each;

                           (iv) any other contracts or agreements creating any obligation of the Company of $20,000 or more with respect to any such contract;

                           (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                           (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or any successor or assign within six months after the date hereof without payment of a penalty other than customer contracts entered into in the ordinary course of the Company's business;

                           (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                           (viii) any contract with any sales agent or distributor of products of the Company or any subsidiary;

                           (ix) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                           (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

                           (xi)  any license agreement (as licensor or
         licensee);

                           (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                           (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them;

                           (xiv) any partnership, joint venture, or other
similar contract, arrangement or agreement; or

                           (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements.

                  (b) To the best of the Company's and the Stockholders' knowledge, all material contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with their respective terms. To the best of the Company's and the Stockholders' knowledge, neither the Company nor any other party to any contract, agreement, lease or instrument of the Company is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company or on the part of any other party thereto in any such case that could have a material adverse effect on the properties, assets, financial condition or prospects of either of the Company. SCHEDULE 3.15 indicates whether any of the agreements, contracts, commitments or other instruments and documents described therein requires consent or approval to be transferred to the Surviving Corporation as a result of the transactions contemplated herein.

         3.16 LITIGATION. SCHEDULE 3.16 hereto lists all currently pending and threatened litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in
SCHEDULE 3.16, there is no litigation or governmental or administrative proceeding or investigation pending or, to the best of the

Company's and the Stockholders' knowledge, threatened against the Company which may have an adverse effect on the properties, assets, business, financial condition or prospects of the Company or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.17 COMPLIANCE WITH LAWS. The Company has not received notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would have a material adverse effect on the business of the Company, and except as set forth in SCHEDULE 3.17 hereto, the Company is currently in compliance in all material respects with all such statutes, ordinances, orders, rules or regulations, and there is no valid basis for any claim that the Company is not in compliance with any such statute, ordinance, order, rule or regulation, except where the failure to be in compliance would not have a material adverse effect on the Company.

         3.18 INSURANCE. SCHEDULE 3.18 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;
(c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect and will continue to be so through the Closing Date;
(ii) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. SCHEDULE 3.18 describes any self-insurance arrangements affecting the Seller.

         3.19 WARRANTY AND RELATED MATTERS. There are no existing or threatened in writing, product liability, warranty or other similar claims against the Company alleging that any of its products or services are defective or fail to meet any product or service warranties except as disclosed in SCHEDULE 3.19 hereto. The Company has not received notice of any statements, citations, correspondence or decisions by any Governmental Entity stating that any product manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Entity. There have been no recalls ordered by any such Governmental Entity with respect to any Company Product. There is no (i) fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (ii) latent or overt design, manufacturing or other defect in any Company Product, or (iii) liability for warranty or other claim or return with respect to any Company Product except in the ordinary course of business consistent with the past experience of the Company for such kind of claims and liabilities.

         3.20 FINDER'S FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or the Stockholders.

         3.21 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 3.21 lists all material permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Permits") required from Governmental Entities in order for the Company to conduct its business. The Company has obtained all the Permits, which are valid and in full force and effect. Except as disclosed on SCHEDULE 3.21, none of the Permits is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger, and no further Permits will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing. Except as disclosed in SCHEDULE 3.21 or in any other schedule hereto, the Company is neither subject to nor bound by any agreement, judgment, decree or order which may materially and adversely affect its properties, assets, business, financial condition or prospects.

         3.22 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in
SCHEDULE 3.22 hereto, no Stockholder, officer, employee or director of the Company and none of their respective parents, grandparents, spouses, children, siblings or grandchildren owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any material competitor, supplier or customer of the Company or any organization, person or entity with whom the Company is doing a material amount of business.

         3.23 EMPLOYEE BENEFIT PROGRAMS.

              (a) SCHEDULE 3.23 sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Company at any time during the three-year period ending on the date hereof.

              (b) Each Employee Program which has been maintained by a Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose such qualification under the applicable Code section.

              (c) Except as otherwise disclosed on SCHEDULE 3.23, there has not been any failure of any party to comply with any laws applicable to or the terms of any Employee Programs that have been maintained by the Company, except for any failures to comply that, individually or in the aggregate, would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Company. With respect to any Employee Program now or heretofore maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution) in any taxes, penalties or other liability to the Company or any Affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding or investigation or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

              (d) Neither the Company nor any Affiliate has ever maintained any Employee Program subject to Title IV of ERISA.

              (e) Except as otherwise disclosed on SCHEDULE 3.23, with respect to each Employee Program maintained by the Company within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Parent: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

              (f) Each Employee Program maintained by the Company as of the date hereof is subject to amendment or termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination and the Company has not made any written or oral representations to the contrary to its employees.

              (g) For purposes of this SECTION 3.23:

                           (i) "Employee Program" means (a) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (b) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in subsection (a) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                           (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                           (iii) an entity is an "Affiliate" of a Company for purposes of this SECTION 3.23 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
         Section 302(d)(8)(c) and

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.24 ENVIRONMENTAL MATTERS.

              (a) Except as used in connection with routine maintenance and as set forth in SCHEDULE 3.24 hereto, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the best knowledge of the Company and the Stockholders, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) to the best knowledge of the Company and the Stockholders, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) to the best knowledge of the Company and the Stockholders, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the best knowledge of the Company and the Stockholders, no lien has ever been imposed by any Governmental Entity on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

              (b) Except as set forth in SCHEDULE 3.24 hereto, (i) the Company has no liability under, nor has the Company ever violated in any material respect, any Environmental Law (as defined below); (ii) any property owned, operated, leased, or used by the Company and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law (as defined below); and (iv) neither the Company nor any Stockholder has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

              (c) Except as set forth in SCHEDULE 3.24 hereto, to the best knowledge of the Company and the Stockholders, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("pcb's") or equipment containing pcb's, or any urea formaldehyde foam insulation.

              (d) For purposes of this SECTION 3.24, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental laws, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, existing as of the date hereof; and (iv) the Company shall mean and include the Company, its predecessors and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         3.25 LISTS OF CERTAIN EMPLOYEES AND SUPPLIERS.

              (a) SCHEDULE 3.25 hereto contains a list of all current directors and officers of the Company and a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive base salary from the Company during the current fiscal year of $20,000 or more. In each case such schedule includes the current job title and current base salary of each such individual.

              (b) SCHEDULE 3.25 sets forth a true and complete list of all suppliers of the Company to whom the Company made payments aggregating $40,000 or more during the most recent complete fiscal year, showing, with respect to each, the name, address and dollar volume involved.

         3.26 EMPLOYEES; LABOR MATTERS. As of the date hereof, the Company employed the number of full-time employees and part-time employees described on
SCHEDULE 3.26. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 3.26, upon termination of the employment of any of said employees, the Company will not by reason of the Merger be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth in SCHEDULE 3.26 attached hereto, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. No charges of employment discrimination or unfair labor practices have been brought against the Company, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

No collective bargaining agreements are in effect or are currently being or are about to be negotiated by the Company. Except for the Stockholders, the Company has not received written notice of pending or threatened changes with respect to the senior management or key supervisory personnel of the Company.

         3.27 CUSTOMERS. SCHEDULE 3.27 sets forth any customer who accounted for more than 5% of the combined sales of the Company and Telecon for the most recent complete fiscal year of the Company (collectively, the "Customers"). No Customer has given notice to the Company of its intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage or purchase of the services or products of the Company. For purposes of this SECTION 3.27, each customer account of the Company and Telecon shall be deemed a separate customer, notwithstanding the fact that in some instances a single person or entity may have more than one customer account.

         3.28 Y2K. The Company has taken the actions described in SCHEDULE 3.28 to assess, evaluate, test and correct all of the hardware, software, embedded microchips and other processing capabilities of computer and telecommunication systems it uses in any material portion of its business, to ensure that such systems will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000. To the best of the Company's and the Stockholders' knowledge, computerized services provided by third parties to the Company such as billing and payroll services will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         3.29 [Intentionally Omitted]

         3.30 DISCLOSURE. This Agreement, including the Schedules hereto prepared by the Stockholders and the Company, together with the other information furnished to the Parent and BOL by the Company and the Stockholders in connection herewith, does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. If, prior to the 90th day after the date of the Closing, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of the Company or the Stockholders in this Agreement, in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to the Parent and BOL. However, subject to the provisions of SECTION 4.7, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and subject to the provisions of SECTION 4.7, at the sole option of the Parent and BOL, the truth and accuracy of any and all warranties and representations of the Company and of the Stockholders at the date of this Agreement and on the Closing Date and immediately prior to at the Effective Time, shall be a precondition to the consummation of this transaction; provided that, solely for purposes of this pre-Closing condition, and not for purposes of evaluating compliance with or breach of any representation or warranty post-Closing, "truth and accuracy" shall mean "truth and accuracy in all material respects" provided such representation or warranty is not otherwise qualified by materiality.

SECTION 4 COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

         4.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and the Stockholders covenant and agree as set forth in this SECTION 4.

         4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Effective Time, the Stockholders will cause the Company to do and the Company will do the following, unless Parent and BOL shall otherwise consent in writing:

             (a) conduct its business only in the ordinary course consistent with past practices, refrain from changing or introducing any method of management or operations except in the ordinary course of business and in a manner consistent with past practices and maintain levels of working capital consistent with past practices;

             (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing or selling any capital asset costing more than $15,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

             (c) refrain from incurring or modifying any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring or modifying any other contingent or fixed obligations or liabilities except in the ordinary course of business and in a manner consistent with past practices;

             (d) refrain from making any change in its incorporation documents, by-laws or authorized or issued capital stock or from acquiring any securities issued by any other business organization other than short-term investments in the ordinary course of business;

             (e) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, making any direct or indirect redemption, purchase or other acquisition of its capital stock, issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or entering into any agreement or commitment with respect to any of the foregoing;

             (f) refrain from making any change in the compensation payable or to become payable to any of its officers, employees or agents, except for reasonable increases in salary or wages in the ordinary course of business that are consistent with past practices, or granting any severance or termination pay to, or establishing, adopting or entering into any agreement or arrangement providing for severance or termination pay to, or entering into or amending any employment, or other agreement or arrangement with, any director, officer or other employee of the Company or any Stockholder or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

             (g) refrain from making any change in its borrowing arrangements or modifying, amending or terminating any of its contracts except in the ordinary course of business, or waiving, releasing or assigning any material rights or claims;

             (h) use reasonable efforts to prevent any change with respect to its management and supervisory personnel or banking arrangements;

             (i) use reasonable efforts to keep intact its business organization and to preserve the goodwill of and business relationships with all suppliers, customers and others having business relations with it, and to maintain its properties and facilities, including those held under leases, in as good a working order and condition as on the date hereof, ordinary wear and tear excepted;

             (j) use reasonable efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE 3.18 or equivalent insurance with any substitute insurers approved by Parent;

             (k) refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) or from making any tax election or settling or compromising any federal, state, local or foreign income tax liability;

             (l) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions; and

             (m) permit Parent and its authorized representatives (including without limitation Parent's attorneys, accountants, and pension and environmental consultants), upon reasonable prior notice, to have full access to all of its properties, assets, books, records, business files, executive personnel, tax returns, contracts and documents and furnish to Parent and its authorized representatives such financial and other information with respect to its business or properties as Parent may from time to time reasonably request.

         4.3 CONSENTS AND APPROVALS. The Company and the Stockholders shall use their best efforts to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the Company and the Stockholders under this Agreement, including, without limitation, the consents and authorizations described in SCHEDULE 3.15 and such other authorizations, waivers, approvals, consents and permits as set forth in
Schedule 3.21 as may be necessary to transfer to BOL and/or to retain in full force and effect without penalty subsequent to the Effective Time all contracts, permits, licenses and franchises of or applicable to the businesses of the Company.

         4.4 ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. On the date hereof Stockholders will execute and deliver a unanimous written consent in lieu of a meeting in accordance with applicable law for the purpose of authorizing the transactions contemplated hereby. The recommendation of the Board of Directors will remain in effect at all times prior to the Effective Time. The Stockholders hereby agree to vote all shares of capital stock of the Company held of record by them or over which they exercise voting control in favor of the Merger, this

Agreement and the consummation of the transactions contemplated hereby and shall not demand appraisal or dissenter's rights in connection with the merger under the New York Business Corporation Law.

         4.5 EXCLUSIVE DEALING. Unless and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to SECTION 9, neither the Company nor the Stockholders shall, nor shall any of them permit any director, officer, employee or agent of either of them to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company or any merger or business combination with the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Parent and BOL and their representatives, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing.

         4.6 NO SALES OF CAPITAL STOCK. Between the date of this Agreement and the Effective Time, the Stockholders shall neither sell, exchange, deliver, assign, pledge, encumber nor otherwise transfer or dispose of any Company Stock owned beneficially or of record by the Stockholders, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner such shares of Company Stock; provided, however, that notwithstanding anything to the contrary stated herein, any transferee, executor, heir, legal representative, successor or assign of the Stockholders shall be bound by this Agreement.

         4.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to the Parent and BOL of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the Stockholders or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this SECTION 4.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in SECTION 7 or elsewhere or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.8 AMENDMENT OF SCHEDULES. The Company and the Stockholders agree that, with respect to the representations and warranties contained in this Agreement, the Company and the Stockholders shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules. The Stockholders understand and agree that, as of the Closing Date, they will be required to execute a "bring-down" certificate which shall state that all representations and warranties in this Agreement are true and correct as of the Closing Date. To the extent that any such representation and warranty is qualified by disclosure on a schedule which changes after the date hereof and prior to Closing, the Stockholders agree to notify the Parent of such changes in writing and to summarize all such changes via the bring-down certificate on the Closing Date. Notwithstanding the foregoing sentence, the truth and accuracy of any and all representations and warranties of the Stockholders as of the date of this Agreement and as of the Closing Date shall be a precondition to the consummation of this transaction by the Parent (provided that, solely for purposes of this pre-Closing condition, and not for purposes of evaluating compliance with or breach of any representation or warranty post-Closing, "truth and accuracy" of a representation or warranty shall mean "truth and accuracy in all material respects" of such representation or warranty, provided that such representation or warranty is not otherwise qualified by materiality), and Parent shall not be deemed to have consented to any amendment or supplement to a Schedule prepared by the Stockholders after the date hereof or to have waived any of its rights or remedies for breach hereof, with respect to any matter hereafter arising or discovered that constitutes or reflects an event or occurrence that would be reasonably likely to have a material adverse effect on the business of the Company, unless the Parent acknowledges and consents to such amendment or supplement.

         4.9 FURTHER ASSURANCES. The Company and the Stockholders agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND BOL.

         5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As of the date hereof and as of the Closing Date, the Parent and BOL hereby represent and warrant to the Stockholders and the Company jointly and severally as set forth in this SECTION 5.

         5.2 ORGANIZATION AND QUALIFICATION OF THE PARENT AND BOL. The Parent and BOL are corporations duly organized, validly existing and in good standing under the laws of Delaware and New York, respectively, with full corporate power and authority to own or lease their respective properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased and where such business is currently conducted or proposed to be conducted. Each of the Parent and BOL is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns, operates or leases real property and in each other jurisdiction in which the failure to be so qualified or registered would have a material adverse effect on the properties, assets, business, financial condition and prospects of the Parent and BOL, respectively.

         5.3 AUTHORITY. All necessary corporate action has been taken by the Parent and BOL to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by the Parent and/or BOL pursuant to this Agreement. This Agreement and each agreement, document and instrument to be executed and delivered by the Parent and/or BOL pursuant to this Agreement (to the extent it contains obligations to be performed by the Parent and/or BOL) constitutes, or when executed and delivered by the Parent and/or BOL will constitute, valid and binding obligations of the Parent and/or BOL enforceable in accordance with their respective terms, subject, however, to the extent the enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by principles of equity..

         5.4 NO CONFLICTS. The execution, delivery and performance by the Parent and BOL of this Agreement and each such other agreement, document and instrument: (i) does not and will not violate any provision of the Certificate of Incorporation or bylaws of the Parent or BOL; and (ii) will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Parent or BOL is a party or by which the property of the Parent or BOL is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent or BOL, except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, financial condition or prospects of the Parent or BOL, and would not result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Parent or BOL. Except for the filing of the Certificate of Merger with the Secretary of State of New York, no consent, approval, order or authorization of, or registration, declaration or filing with any government agency or public or regulatory agent body or authority with respect to the Parent or BOL is required in connection with the execution, delivery or performance of this Agreement by the Parent or BOL or the consummation of the transactions contemplated by this Agreement by the Parent or BOL, the failure of which to obtain would (i) prevent the Closing, or (ii) have a material adverse effect on the Stockholders. The Stockholders acknowledge that in order to issue the Parent Stock to the Stockholders pursuant to this Agreement, the Parent and BOL will rely upon a private placement exemption based in part upon certain representations and warranties of the Stockholders contained herein.

         5.5 SEC FILINGS. The Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the closing of the Parent's initial public offering on May 17, 1999 (the "Parent SEC Documents"). As of its filing date, each Parent SEC Document filed, as amended or supplemented, if applicable, (i) complied in all material respects with the applicable requirements of the securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

         5.6 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Documents, including any Parent SEC Documents filed from the date of this Agreement until the Closing, complied or will comply in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented or will fairly present the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         5.7 PARENT STOCK.

             (a) The Parent Stock to be delivered to the Stockholders at the Closing, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of the Common Stock of the Parent, fully paid and non-assessable. Such Parent Stock will constitute restricted securities and will be subject to the lock-up provisions and other transfer restrictions imposed under this Agreement and under applicable federal and state securities laws as described in SECTION 8 below. A portion of the Parent Stock will also be subject to the escrow provisions described in Section 1.6 hereof.

             (b) The Parent's issuance of the Parent Stock (i) has been duly authorized by all requisite corporate action by the Parent, and (ii) will not violate the Parent's Certificate of Incorporation or Bylaws of the Parent or any provision of any indenture, mortgage, agreement, contract or other instrument to which the Parent is a party or by which the Parent or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any nature whatsoever, upon any properties or assets of the Parent.

             (c) As of the date hereof, the authorized capital stock of the Parent consists of (a) 39,000,000 shares of common stock, $.01 par value per share, of which, as of September 30, 1999, 7,318,944 shares were issued and outstanding, fully paid and non-assessable; and (b) 1,000,000 shares of preferred stock, $.01 par value per share, of which, as of September 30, 1999, no shares were issued and outstanding. As of September 30, 1999, (i) options to acquire 297,500 shares of common stock were outstanding, and (ii) warrants to purchase 320,000 shares of common stock were outstanding.

         5.8 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no litigation or governmental or administrative proceeding or investigation pending or to the knowledge of such parties threatened against the Parent or BOL which would result in any change that is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Parent and BOL taken as a whole (a "BIZZ MAC") or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.9 COMPLIANCE WITH LAWS. Neither the Parent nor BOL has received notice of a violation or alleged violation of applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which violation or alleged violation would result in a BIZZ MAC.

         5.10 DISCLOSURE. This Agreement, together with the other information furnished to the Company and the Stockholders by the Parent and BOL in connection herewith, does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

SECTION 6 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT AND BOL.

         6.1 INTRODUCTION. The obligations of the Parent and BOL to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the conditions set forth in this
SECTION 6.

         6.2 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, the Parent shall have had sufficient time to review the unaudited balance sheets of the Company as of the last day of the month ended immediately prior to the Closing Date (or, if the Closing occurs on or before the 22nd day of a month, as of the last day of the month before the last full month before the Closing Date) and the management prepared statements of income, cash flow and stockholders' equity for the period then ended, disclosing no Material Adverse Change from the Company Financial Statements originally furnished by the Company as set forth in
SCHEDULE 3.7. In addition, prior to the Closing Date, the Parent and BOL shall have had sufficient opportunity to review the audited combined balance sheet of the Company and Telecon as of December 31, 1998 and the draft audited combined balance sheet of the Company and Telecon as of December 31, 1999 (assuming the Closing occurs by April 15, 2000) and the draft audited statements of income, cash flow and stockholders' equity of such companies for the periods ended on such dates as audited by the Parent's accounting firm at the Parent's sole expense in accordance with GAAP, and the Parent shall be satisfied in all respects that such financial information does not disclose any Material Adverse Change from the Company Financial Statements.

         6.3 NO MATERIAL ADVERSE CHANGE. Since the Company Balance Sheet Date, the Company shall not have suffered a Material Adverse Change, and the Parent shall have received on the Closing Date a certificate signed by the President of the Company and each of the Stockholders to such effect.

         6.4 [Intentionally Omitted]

         6.5 OPINION OF COUNSEL. The Parent shall have received an opinion from Hodgson Russ Andrews Woods & Goodyear, LLP, counsel to the Company and the Stockholders, dated the Closing Date, in substantially the form annexed hereto as EXHIBIT 6.5.

         6.6 [Intentionally Omitted]

         6.7 GOOD STANDING CERTIFICATES; CERTIFIED COPY OF THE CERTIFICATE OF INCORPORATION. The Company shall have delivered to the Parent (i) a certificate, dated as of a date no earlier than twenty days prior to the Closing Date, duly issued by the New York Secretary of State, showing that the Company is a subsisting corporation organized under the law of the State of New York and (ii) a franchise tax report duly issued by the New York State Department of Taxation and finance showing that all New York State franchise and/or income tax returns and tax for the Company prior to the date of such certificate have been filed and paid. The Company shall also have delivered to the Parent prior to the Closing a recent copy of the Company's Certificate of Incorporation and all amendments thereto duly certified by the Secretary of State of New York.

         6.8 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company and the Stockholders contained in SECTION 3 and elsewhere in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Company and the Stockholders shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Company or the Stockholders on or before the Closing Date; and the Company and the Stockholders shall have delivered to the Parent a certificate dated the Closing Date signed by the Company's President and by the Stockholders to the foregoing effect.

         6.9 APPROVALS AND CONSENTS. The Company and the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the businesses of the Company subsequent to the Effective Time, and the Company and the Parent shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Parent, from all third parties, including, without limitation, approvals required under federal and state securities laws and/or the securities and Exchange Commission, state "Blue Sky" laws, other applicable governmental authorities and regulatory agencies, lessors, lenders and contract parties, required in connection with the Merger or the Company's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

         6.10 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of the Parent or BOL make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         6.11 PROCEEDINGS SATISFACTORY TO BOL AND THE PARENT. All proceedings to be taken by the Company and the Stockholders in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by BOL and the Parent shall be reasonably satisfactory in form and substance in all material respects to BOL and the Parent and their counsel.

         6.12 EMPLOYMENT/CONSULTING AGREEMENTS.

              (a) MARSHALL EMPLOYMENT AGREEMENT. Kathleen Marshall shall have executed and delivered an employment agreement with BOL or an affiliate in the form attached hereto as EXHIBIT 6.12(a).

              (b) SULLIVAN EMPLOYMENT AGREEMENT. Joseph Sullivan shall have executed and delivered an employment agreement with BOL or an affiliate in the form attached hereto as EXHIBIT 6.12(b).

              (c) BECKER CONSULTING AGREEMENT. Bruce Becker shall have executed and delivered a consulting agreement with BOL or an affiliate in the form attached hereto as EXHIBIT 6.12(c).

         6.13 ESCROW AGREEMENT. The Stockholders shall have executed and delivered an escrow agreement with BOL in the form attached hereto as EXHIBIT 1.6.

         6.14 TELECON. Simultaneous with the Closing, the Parent or a subsidiary of the Parent shall acquire substantially all of the assets and assume certain liabilities of Telecon pursuant to an Asset Purchase Agreement between such parties (the "Telecon Agreement").

SECTION 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.

         7.1 INTRODUCTION. The obligations of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing Date, of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Stockholders):

         7.2 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Parent and BOL contained in SECTION 5 shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Parent and BOL shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Parent and BOL on or before the Closing Date; and the Parent and BOL shall have delivered to the Company a certificate signed by the President of the Parent and of BOL and dated as of the Closing Date certifying to the foregoing effect.

         7.3 NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or would likely result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of the Company make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         7.4 EMPLOYMENT/CONSULTING AGREEMENTS.

             (a) Marshall EMPLOYMENT AGREEMENT. Kathleen Marshall shall have executed and delivered an employment agreement with BOL or an affiliate in the form attached hereto as EXHIBIT 6.12(a).

             (b) SULLIVAN EMPLOYMENT AGREEMENT. Joseph Sullivan shall have executed and delivered an employment agreement with BOL or an affiliate in the form attached hereto as Exhibit 6.12(b).

             (c) BECKER CONSULTING AGREEMENT. Bruce Becker shall have executed and delivered a consulting agreement with BOL or an affiliate in the form attached hereto as Exhibit 6.12(c).

         7.5 LEGAL OPINION. The Company shall have received an opinion from Duffy & Sweeney, LLP, counsel to the Parent and BOL, dated the Closing Date, in substantially the form attached hereto as EXHIBIT 7.5.

         7.6 APPROVALS AND CONSENTS. The Parent and BOL shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the businesses of the Company subsequent to the Closing Date, and the Company and the Parent shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Stockholders, from all third parties., including, without limitation, approvals required under federal and state securities laws and/or the securities and Exchange Commission, state "Blue Sky" laws, other applicable governmental authorities and regulatory agencies, lessors, lenders and contract parties, required in connection with this Agreement or the Company's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

         7.7 PROCEEDINGS SATISFACTORY TO THE STOCKHOLDERS. All proceedings to be taken by the BOL and the Parent in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Company and the Stockholders shall be reasonably satisfactory in form and substance in all material respects to the Company and the Stockholders and their counsel.

SECTION 8 PARENT STOCK - TRANSFER RESTRICTIONS.

         8.1 LOCK-UP. In addition to applicable federal and state securities laws restricting the public sale of the Parent Stock to be issued to the Stockholders hereunder, the Stockholders hereby irrevocably agree that: (i) for a period of two (2) years after the Closing Date they will not offer, pledge, sell, assign or otherwise transfer directly or indirectly, fifty percent (50%) of the Parent Stock, or enter into any agreement that transfers or assigns, in whole or in part, any of the economic consequences of ownership of such shares of Parent Stock received hereunder (such restrictions adjusted for any stock splits, recapitalizations, mergers or other similar events); and (ii) the remaining fifty percent (50%) of the Parent Stock shall be subject to SEC Rule 144. The Stockholders agrees that the foregoing shall be binding upon Stockholders and their respective successors, assigns, heirs, and personal representatives. The Parent agrees to use best efforts to keep current in filing all reports, statements and other materials required to be filed with the Securities and Exchange Commission and to take other reasonable steps as necessary to permit sales of the Parent Stock delivered hereunder in accordance with Rule 144, provided that any such sales comply with the lock-up provisions set forth herein.

         8.2 UNREGISTERED STOCK; INVESTMENT INTENT. The Stockholders acknowledges and agrees that the shares of Parent Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Act") and therefore may not be resold without compliance with the Act. The Stockholders represent and warrant that the Parent Stock to be acquired by Stockholders pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of Parent Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission and applicable state securities laws.

         8.3 ABLE TO BEAR RISK; ACCREDITED INVESTORS; SOPHISTICATED INVESTORS; INFORMATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in Parent Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. They further represent and warrant that they are each "Accredited Investors" within the meaning of Rule 501 under Regulation D of the Act and further that they (i) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement, (ii) have received a copy of the Company's information statement dated within 5 business days of the date of this Agreement (the "Information Statement"); and (iii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the Parent Stock. The Stockholders represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of the Parent concerning any and all matters relating to the acquisition of Parent Stock as contemplated by this Agreement including, without limitation, the background and experience of the officers and directors of the Parent, the plans for the operations of the business of the Parent and information disclosed in the Information Statement. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

         8.4 RESTRICTIVE LEGENDS. The certificates evidencing the Parent Stock to be received by the Stockholders hereunder will bear legends substantially in the form set forth below and containing such other information as the Parent may deem appropriate. References in such legend to "THE COMPANY" shall refer to the Parent.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE FURTHERMORE SUBJECT TO A LOCK-UP AGREEMENT WITH THE COMPANY DATED AS OF _____________, A COPY OF WHICH MAY BE OBTAINED BY CONTACTING THE SECRETARY OF THE COMPANY

In addition, such certificates shall also bear such other legends as counsel for the Parent reasonably determines are required under the applicable laws of any state.

SECTION 9 TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

         9.1 TERMINATION. This Agreement may be terminated any time prior to the Closing Date solely by:

             (a) mutual consent of the boards of directors of the Parent and the Company;

             (b) either by the Stockholders and the Company, on the one hand, or by the Parent and BOL, on the other hand, if

                 (i) the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by March 31, 2000, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; provided, however, the parties agree that such date shall be extended for up to a maximum of sixty (60) days if the termination date of the Telecon Agreement is extended pursuant to
          SECTION 9.1(b)(i) thereof; or

                 (ii) if a material breach or default shall be made by the other party in the observance of or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date.

          9.2 LIABILITIES IN THE EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

SECTION 10 NON-COMPETITION. For a period of five (5) years from and after the Closing Date (or, with respect to Mr. Sullivan, the later of 5 years after the Closing Date or 2 years after his employment termination date) the Stockholders shall not directly or indirectly, (i) seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company, the Parent, BOL or their affiliates (as such terms are hereafter defined) except that in the event of a termination of Mr. Sullivan under the terms of his employment agreement with the Parent which termination is by such employer "without cause" as defined in such employment agreement, the provisions of this non-competition covenant shall end with respect to Mr. Sullivan on the later of the effective employment termination date or the date of the last installment of any severance or other payment payable to Mr. Sullivan in connection with such termination, or (ii) solicit, directly or indirectly, any customers, clients, accounts, officers, employees, agents or representatives of the Company, BOL, the Parent, or their affiliates. For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service, web site design, web hosting services, long distance or local telephone services, or in any related Internet or telecommunications business along such lines, or in any related Internet or telecommunications business along such lines which the Company and/or its affiliates may engage in or actively plan to engage in from time to time during the term of this covenant; provided, however, with respect to Mr. Sullivan, a Competitor shall not include any Internet or telecommunications-related businesses which were not Competitors of the Parent or its affiliates during Mr. Sullivan's term of employment with the Parent; the "Restricted Territory" means
(i) with respect to any Competitor engaged in the telephony business (i.e. long distance or local telephone services or similar business) the New England States, New York, New Jersey, Pennsylvania, Ohio, Delaware, Maryland, District of Columbia and any other state in which the Company and/or its affiliates are doing business in at the time of termination of Mr. Sullivan's employment and
(ii) with respect to any Competitor not included in subsection (i) of this sentence, the United States of America; a "Competitive Position" means any employment with any Competitor of the Company or self-employment whereby any Stockholder will use or is likely to use any Confidential Information, or whereby any Stockholder would have duties for such Competitor that are the same or substantially similar to those actually performed by any Stockholders under the terms of their employment agreement with the Surviving Corporation. Nothing contained in this SECTION 10 is intended to prevent any Stockholder from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of telecommunications products or services; provided, however, each Stockholder and members of his or her immediate family shall not, directly or indirectly, hold more than a total of two percent (2%) of all issued and outstanding stock or other securities of any such corporation. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 11 NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         11.1 THE STOCKHOLDERS. The Stockholders recognize and acknowledge that they have had in the past, currently has in the future may have access to certain confidential information relating to the Company, the Parent and BOL, including, but not limited to, operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company, the Parent and BOL. The Stockholders agree that they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Parent and BOL who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing his/her duties for the Parent or BOL unless (i) such information becomes known to the public generally through no breach by the Stockholders of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall give prior written notice thereof to the Parent and provide the Parent with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Stockholders of the provisions of this section, the Parent shall be entitled to an injunction restraining the Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Parent from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Stockholders shall return to the Parent within a reasonable time all documents containing confidential information about the Parent.

         11.2 THE PARENT AND BOL. The Parent and BOL recognize and acknowledge that they had in the past and currently have access to certain confidential information relating to the Company, such as operational policies, customer lists, and pricing and cost policies, that are valuable, special and unique assets of the Company. The Parent and BOL agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to their own benefit except in furtherance of the transactions contemplated by this Agreement or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the Stockholders and to authorized representatives of the Company or the Parent or BOL who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, unless (i) such information becomes known to the public generally through no breach by the Parent or BOL of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the Parent and BOL shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the Parent or BOL of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining the Parent and BOL from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, the Parent and BOL shall return to the Company within a reasonable time all documents containing confidential information about the Company.

         11.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in SECTIONS 11.1 and 11.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         11.4 SURVIVAL. The obligations of the parties under this ARTICLE 11 shall survive notwithstanding either the termination of this Agreement or the consummation of the transactions contemplated herein on the Closing Date.

SECTION 12 INDEMNIFICATION.

         12.1 INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders jointly and severally, on behalf of themselves and their respective successors, executors, administrators, estates, heirs and permitted assigns, agree to indemnify and hold harmless the Parent, the Surviving Corporation and their respective officers, directors, employees and agents (individually, a "Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Parent Indemnified Party (a "Loss" or "Losses"), arising out of, based upon or in connection with:

              (a) any breach of any representation or warranty made by the Company or the Stockholders in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement as supplemented or amended pursuant to SECTION 4.7 hereof, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties, as so supplemented; or

              (b) any breach of any covenant or agreement made by the Company or the Stockholders in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; or

              (c) with respect to taxes of the Company incurred with respect to any Pre-Closing Tax Period (as defined below) to the extent such liability exceeds the amounts accrued therefor and disclosed to the Parent in SCHEDULE 3.7 hereto (it being understood that such Schedule shall be updated as of the Closing to reflect tax accruals as of such date consistent with the Company's past practices); the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion (ending on the Closing Date) of any taxable period that includes (but does not end on) the Closing Date.

Claims under clauses (a) through (c) of this SECTION 12.1 are hereinafter collectively referred to as "Parent Indemnifiable Claims". The rights of Parent Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) and (c) of this SECTION 12.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this SECTION 12.1.

         The Stockholders shall not be obligated to indemnify the Parent Indemnified Parties in respect of Parent Indemnifiable Claims except to the extent the cumulative amount of Losses to Parent Indemnifiable Parties exceeds $50,000, whereupon all Losses in excess of $25,000 shall be recoverable in accordance with the terms hereof. (These $50,000/$25,000 thresholds shall not apply to claims with respect to taxes as described in clause (c) above or as a result of fraud or intentional misrepresentations by the Stockholders). The aggregate indemnification obligations of the Stockholders hereunder shall be limited to the Purchase Price. After payment of such amount, such indemnification obligations shall terminate.

        Notwithstanding the foregoing, with respect to a breach by a Stockholder of the non-competition provisions contained in Section 10 or the nondisclosure provisions contained in Section 11.1 hereof, the liabilities of the Stockholders for any Losses or claims arising from such a breach shall be separate, rather than joint and several, such that a Stockholder shall not be liable for any claims or losses of the Parent or BOL arising from the breach of said noncompetition or non-disclosure provisions committed by another Stockholder.

         In the event of a Parent Indemnifiable Claim, the Parent and BOL agree that the Parent Indemnified Parties shall first apply to the Escrow Agent under the terms of the Escrow Agreement for satisfaction of any such claims and that the Company and the Stockholders will not be required to pay such claim personally unless the amount of unpaid Parent Indemnifiable Claim(s) exceeds the value of any then remaining Escrow Shares (except to the extent such claim is based on a breach of the non-competition or non-disclosure provisions set forth in Sections 10 and 11.1 hereof). The foregoing provision regarding payment from escrow shall not in any way affect, reduce, limit, decrease or release the Stockholders' liability for any Parent Indemnifiable Claim. The parties agree that Parent Indemnifiable Claims arising solely under this Agreement in excess of the Escrow Shares may be satisfied by the payment of Parent Stock.

         12.2 INDEMNIFICATION BY THE PARENT AND BOL. The Parent and BOL, jointly and severally on behalf of themselves and their successors and assigns, agree to indemnify and hold harmless the Stockholders and their successors, heirs and assigns (individually, a Stockholder Indemnified Party" and collectively, the "Stockholder Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against the Stockholders, arising out of, based upon or in connection with:

              (a) any breach of any representation or warranty made by the Parent or BOL in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement as supplemented or amended, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties, as so supplemented; and

              (b) any breach of any covenant or agreement made by the Parent or BOL in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement.

         Claims under clauses (a) through (b) of this SECTION 12.2 are hereinafter collectively referred to as "Stockholder Indemnifiable Claims." The rights of Stockholder Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) of this SECTION 12.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) of this
SECTION 12.2. The Parent and BOL shall not be obligated to indemnify the Stockholder Indemnified Parties in respect of any such losses except to the extent the cumulative amount of such losses to Stockholder Indemnified Parties exceeds $50,000, whereupon all Losses in excess of $25,000 shall be recoverable in accordance with the terms hereof. The indemnification obligations of the Parent and BOL hereunder shall be limited to the unpaid portion of the Purchase Price plus $2 million. After payment of such amount, such indemnification obligations shall terminate.

         12.3 NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by a Parent Indemnified Party or a Stockholder Indemnified Party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Indemnified Party shall give notice thereof in writing to the Indemnifying Party, but the omission to so notify the Indemnified Party promptly will not relieve the Indemnifying Party from any liability except to the extent that the Indemnifying Party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice the Indemnifying Party gives written notice to the Indemnified Party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of the Indemnified Party which consent may not be unreasonably withheld) and the Indemnifying Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Indemnifying Party assumes the defense of such claim, then in no event shall the Indemnified Party admit any liability with respect to, settle, compromise or discharge any such claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld The Indemnifying Party shall have the right, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, to settle any Indemnified Claims by third parties which are susceptible to being settled provided its obligation to indemnify the Indemnified Party therefor will be fully satisfied. The Indemnifying Party shall keep the Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the Indemnified Party with all documents and information that the Indemnified Party shall reasonably request and shall consult with the Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of (with counsel selected by the Indemnified Party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

SECTION 13 MISCELLANEOUS.

         13.1 LAW GOVERNING. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

         13.2 NOTICES. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon receipt, or (ii) if sent by registered or certified mail upon the sooner of receipt or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. all notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

TO PARENT OR BOL:                                with a copy to:

      BiznessOnline.com, Inc.                    Duffy & Sweeney, LLP
      1720 Route 34                              300 Turks Head Building
      Wall, New Jersey, 07719                    Providence, RI  02903
      ATTN:   Mark E. Munro, President and       ATTN:  Michael F. Sweeney, Esq.
              Chief Executive Officer            Phone: (401) 455-0700
      Phone: 732-280-6408                        Fax:     (401) 455-0701
      Fax:   732-280-6409


TO THE COMPANY:                                  with a copy to:

      Telesupport, Inc.                          Hodgson Russ Andrews
      131 Enterprise Road                             Woods & Goodyear, LLP
      Industrial Park                            6 Fremont Street
      Johnstown, New York  12095                 Gloversville, NY  12078
      ATTN:  Bruce Becker, President             ATTN:  Mario J. Papa, Esq.
      Phone: (518) 762-3456                      Phone: (518) 725-6347
      Fax: (518) 762-7602                        Fax: (518) 773-7350


TO THE STOCKHOLDERS                                 with a copy to:

      Joseph J. Sullivan III                     Hodgson Russ Andrews
      122 Boblin Marina Drive                        Woods & Goodyear, LLP
      Mayfield, NY 12117                         6 Fremont Street
                                                 Gloversville, NY  12078
      Bruce R. Becker                            ATTN:  Mario J. Papa, Esq.
      2 Woodland Drive                           Phone: (518) 725-6347
      Johnstown, NY 12095                        Fax: (518) 773-7350

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

         13.3 PUBLICITY; SECURITIES LAWS. The Stockholders and the Company acknowledge that the Parent is a publicly held company that is therefore subject to certain disclosure requirements under federal securities laws. The Stockholders, the Company and their representatives shall not directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, the Agreement between the parties or any of the terms, conditions or other aspects of the Agreement. The Stockholders further understand that this Agreement represents information concerning the Parent and BOL which has not been previously disclosed to the public and which may be material, all as determined in accordance with applicable laws, rules and regulations of the United States and the several states concerning securities (collectively, the "Securities Laws"). The Stockholders and the Company agree not to take any action in connection with this


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

Agreement in violation of the Securities Laws, including but not limited to trading in the common stock of the Parent while in possession of material non-public information.

         13.4 ENTIRE AGREEMENT. This Agreement, including any schedules, annexes and/or exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

         13.5 ASSIGNABILITY. This Agreement may not be assigned or delegated by any party hereto without the prior written consent of all parties hereto. No Stockholder may assign his rights or delegate his obligations hereunder without the prior written consent of the Parent. This Agreement and the obligations of the parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

         13.6 JURISDICTION; VENUE; ATTORNEY'S FEES. Each party hereto agrees that any dispute regarding this Agreement shall be resolved in a state court of competent jurisdiction in the State of New York or in any United States District Court in the State of New York. Each party irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The court shall award costs and expenses (including reasonable attorney's fees) to the prevailing party and/or parties in any litigation.

         13.7 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         13.8 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

              (a) "Affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

              (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

              (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization.

         13.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         13.10 AMENDMENTS; WAIVERS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Parent, BOL, the Company and the Stockholders, or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         13.11 SURVIVAL. All representations, warranties, agreements, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, or opinion provided for in it, shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of 24 months; provided, however, (i) that the representation and warranty set forth in Section 3.6(a)(i), (ii) and (iii) shall terminate on the Closing Date and (ii) that any representation and warranty with respect to any tax matter shall survive for the period of the applicable statute of limitation or repose.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                             PARENT
                                             ------
ATTEST:                                      BiznessOnline.com, Inc.


                                             By: /S/ MARK E. MUNRO
                                                 -------------------------------
                                                 Mark E. Munro, President
                                                 and Chief Executive Officer


                                             BOL
                                             ---
ATTEST:                                      BOL Acquisition Co. II, Inc.


                                             By: /S/ MARK E. MUNRO
                                                 -------------------------------
                                                 Mark E. Munro, President
                                                 and Chief Executive Officer


                                             COMPANY
                                             -------
ATTEST:                                      Telesupport, Inc.
                                             -----------------

                                             By: /S/ BRUCE BECKER
-------------------------------                  -------------------------------
         , Secretary                             Bruce Becker, President



WITNESS:                                     STOCKHOLDERS


                                             /S/ JOSEPH SULLIVAN
                                             -----------------------------------
                                             Joseph Sullivan

WITNESS:

                                             /S/ BRUCE BECKER
-------------------------------              -----------------------------------
                                             Bruce Becker





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